SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 16, 2007
EGL, Inc.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	000-27288 (Commission File Number)	76-0094895 (IRS Employer Identification No.)

15350 Vickery Drive, Houston, Texas Address of principal executive offices)	77032 (Zip Code)
Registrant’s telephone number, including area code: (281) 618-3100
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
On July 16, 2007, CEVA Group Plc (“CEVA”), in connection with its proposed acquisition of EGL, Inc. (the “Company”), provided information regarding the Company to potential financing sources. The Company is furnishing certain financial data so provided so that such data will be disclosed pursuant to Regulation FD. A copy of this data is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
The information furnished pursuant to this Current Report on Form 8-K (including the exhibit hereto) shall not be considered “filed” under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, unless the Company expressly states in a future filing that such information is to be considered “filed” or incorporated by reference therein.

Important Additional Information Regarding the Merger with CEVA Has Been Filed with the SEC:
In connection with the proposed merger with CEVA (the “Merger”), the Company has filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER. Investors and security holders may obtain a free copy of the definitive proxy statement and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The Company’s security holders and other interested parties are also able to obtain, without charge, a copy of the definitive proxy statement and other relevant documents by directing a request by mail or telephone to Investor Relations, EGL, Inc., 15350 Vickery Drive, Houston, Texas 77032, telephone (281) 618-3100, or from the Company’s website, http://www.eaglegl.com.
EGL and its directors, executive officers and other members of its management and employees as well as the CEVA group may be deemed to be participants in the solicitation of proxies from EGL’s shareholders with respect to the Merger. Information about EGL’s directors and executive officers and their ownership of EGL’s common stock is set forth in the definitive proxy statement. Shareholders and investors may obtain additional information regarding the interests of EGL and its directors and executive officers in the Merger, which may be different than those of EGL’s shareholders generally, by reading the proxy statement and other relevant documents regarding the Merger.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits:
Exhibit 99.1          Financial data regarding EGL, Inc. provided to potential financing sources of CEVA Group Plc

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 16, 2007

EGL, INC.
By:	/s/ Dana Carabin
Dana Carabin
General Counsel and Corporate Secretary

Exhibit Index
Exhibit 99.1          Financial data regarding EGL, Inc. provided to potential financing sources of CEVA Group Plc

Exhibit 99.1
Financial Data Regarding EGL, Inc. Provided to Potential Financing Sources of CEVA Group Plc

		Three months ended
		March 31,
	Year ended			Twelve months ended
	December 31, 2006	2006	2007	March 31, 2007
Based on amounts in accordance with U.S. GAAP	(unaudited and in $ millions)

EGL EBITDA(1)	129.2	30.8	34.6	133.0
(1)	EGL EBITDA is defined as operating income (defined as net income before net interest, foreign currency gain or loss, other non-operating income or expense, and taxes) before depreciation and amortization. EGL EBITDA is a non-GAAP measure under U.S. GAAP, is not a measure of financial condition, liquidity or profitability and should not be considered as an alternative to net income (loss) determined in accordance with U.S. GAAP or operating cash flows determined in accordance with U.S. GAAP. Additionally, EGL EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not take into account certain items such as investments in our associates, interest and principal payments on our indebtedness, depreciation and amortization expense (because we use capital assets, depreciation and amortization expense is a necessary element of our costs and ability to generate revenue), working capital needs, tax payments (because the payment of taxes is part of our operations, it is a necessary element of our costs and ability to operate), non-recurring expenses and capital expenditures. We believe that inclusion of EGL EBITDA is appropriate to provide additional information to investors about EGL operating performance and to provide a measure of operating results unaffected by differences in capital structures, capital investment cycles and ages of related assets among otherwise comparable companies. Because not all companies calculate EBITDA identically, this presentation of EGL EBITDA may not be comparable to other similarly titled measures of other companies. The following table reconciles the EGL EBITDA calculations presented above to EGL’s net income for the periods presented:

		Three months ended
		March 31,
	Year ended			Twelve months ended
	December 31, 2006	2006	2007	March 31, 2007
Based on amounts in accordance with U.S. GAAP	(unaudited and in $ millions)

Net income	56.3	11.1	17.3	62.5
Income taxes	31.3	7.3	10.1	34.1
Gain on sale of unconsolidated affiliates	(1.0)	—	—	(1.0)
Other income/(expense)	2.6	1.2	(2.5)	(1.1)
Net financial expense	7.3	2.3	1.3	6.3
Depreciation and amortization	32.7	8.9	8.4	32.2

EGL EBITDA	129.2	30.8	34.6	133.0